EXHIBIT 23.2

MANTYLA MCREYNOLDS LLC

178 South Rio Grande Street, Suite 200

Salt Lake City, Utah  84101

Telephone:  801.269.1818

Facsimile:  801.266.3481

The Board of Directors

Voyager Oil & Gas, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Voyager Oil & Gas, Inc. (the “Company”) covering the registration of 18,750,000 shares of common stock, including 6,250,000 shares issuable upon the exercise of warrants, of our report dated April 9, 2009, with respect to the consolidated balance sheets of Plains Energy Investments, Inc. as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception on April 18, 2008, through December 31, 2009 and the fiscal years ended December 31, 2009 and 2008, which report appears in the December 31, 2009 financial statements of Plains Energy Investments, Inc.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

February 11, 2011